As filed with the Securities and Exchange Commission on January 15, 2021

Registration No. 333-______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Auris Medical Holding Ltd.

(Exact Name of Registrant as Specified in Its Charter)

Bermuda	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Clarendon House

2 Church Street

Hamilton HM 11 Bermuda

(Address, Including Zip Code of Principal Executive Offices)

Auris Medical Holding Ltd. Equity Incentive Plan, as amended

(Full title of Plan)

Cogency Global, Inc.

122 East 42nd Street, 18th Floor
New York, New York 10168
(212) 947-7200

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Michael J. Lerner, Esq.

Steven M. Skolnick, Esq.

Lowenstein Sandler LLP

1251 Avenue of the Americas

New York, NY 10020

Tel: (212) 262-6700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title Of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount Of Registration Fee(2)
Common Shares, par value CHF 0.01 per share, reserved for issuance pursuant to the EIP (as defined below)	1,200,000	$2.64	$3,168,000	$345.63

(1)	Covers 1,500,000 common shares issuable under the the Auris Medical Holding Ltd. Equity Incentive Plan, as amended (the “EIP”) and, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), any additional common shares that become issuable under the EIP by reason of any share dividend, share split or other similar transaction.

(2)	Pursuant to Rule 457(h) and Rule 457(c) under the Securities Act, the proposed maximum offering price per share and the proposed maximum aggregate offering price are estimated for the purpose of calculating the amount of the registration fee and are based on the average of the high and low sales price on the NASDAQ Capital Market on January 12, 2021.

EXPLANATORY NOTE

Pursuant to General Instruction E to Form S-8 under the Securities Act of 1933, as amended, this Registration Statement is filed by Auris Medical Holding Ltd. (the “Company”) for the purpose of registering additional common shares of the Company, par value CHF 0.01 per share (the “Common Shares”) under the Company’s Equity Incentive Plan, as amended (the “EIP”). This Registration Statement registers an aggregate of 1,200,000 additional Common Shares available for issuance under the EIP pursuant to the approval by the board of directors of the Company (the “Board”) on December 12, 2020.

The Common Shares registered pursuant to this Registration Statement are of the same class of securities as the 300,000 shares of Common Stock registered for issuance under the EIP pursuant to the currently effective Registration Statement on Form S-8 (Registration No. 333-232735) filed on July 19, 2019. The information contained in the Company’s Registration Statement on Form S-8 (Registration Nos. 333-232735) is hereby incorporated by reference pursuant to General Instruction E.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

(a) our Annual Report on Form 20-F for the fiscal year ended December 31, 2019, filed with the SEC on April 16, 2020;

(b) our Reports on Form 6-K furnished on April 23, 2020, June 5, 2020, July 2, 2020, September 8, 2020, September 11, 2020, September 17, 2020, October 9, 2020 (as amended by Form 6-K/A, furnished on September 17, 2020), December 2, 2020 and December 3, 2020; and

(c) the description of our Common Shares contained in our Report on Form 6-K furnished on March 18, 2019, including any subsequent amendment or reports filed for the purpose of updating such description.

All subsequent annual reports on Form 20-F filed by us and all subsequent reports on Form 6-K filed by us that are identified by us as being incorporated by reference shall be deemed to be incorporated by reference into this registration statement and shall be deemed to be a part hereof after the date of this registration statement but before the termination of the offering hereunder.

In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) subsequent to the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered hereunder have been sold or that deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of the filing of such documents, provided, that any report on Form 6-K of the Registrant hereafter furnished to the Commission pursuant to the Exchange Act shall be incorporated by reference into this registration statement only if and to the extent provided in such document.

Any statement contained in any document incorporated or deemed to be incorporated by reference into this registration statement shall be deemed to be modified or superseded for purposes thereof to the extent that a statement contained therein or in any other subsequently filed document that is also incorporated or deemed to be incorporated therein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 8. Exhibits.

For a list of exhibits, see the Exhibit Index in this Registration Statement, which is incorporated into this Item by reference.

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Signatures

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hamilton, Bermuda on January 15, 2021.

Auris Medical Holding Ltd.

By:	/s/ Thomas Meyer
	Name:	Thomas Meyer
	Title:	Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Thomas Meyer and Elmar Schaerli and each of them, individually, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, in connection with this Registration Statement, including to sign in the name and on behalf of the undersigned, this Registration Statement and any and all amendments thereto, including post-effective amendments and registrations filed pursuant to Rule 462 under the U.S. Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

/s/ Thomas Meyer	Chief Executive Officer and Director	January 15, 2021
Thomas Meyer	(principal executive officer)

/s/ Elmar Schaerli	Chief Financial Officer	January 15, 2021
Elmar Schaerli	(principal financial officer and principal accounting officer)

/s/ Armando Anido	Director	January 15, 2021
Armando Anido

/s/ Mats Blom	Director	January 15, 2021
Mats Blom

/s/ Alain Munoz	Director	January 15, 2021
Alain Munoz

/s/ Calvin W. Roberts	Director	January 15, 2021
Calvin W. Roberts

/s/ Colleen A. De Vries	Senior Vice President on behalf of Cogency Global Inc.,	January 15, 2021
Colleen A. De Vries	Authorized Representative in the United States

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EXHIBIT INDEX

Exhibit Number
4.1	Memorandum of Continuance of the Registrant (incorporated herein by reference to exhibit 1.2 of the Auris Medical Holding Ltd. Annual Report on Form 20-F filed with the Commission on March 14, 2019)
4.2	Bye-laws of the Registrant (incorporated herein by reference to exhibit 1.3 of the Auris Medical Holding Ltd. Annual Report on Form 20-F filed with the Commission on March 14, 2019)
5.1	Opinion of Conyers Dill & Pearman Limited, Bermuda counsel to the Registrant (filed herewith)
23.1	Consent of Deloitte AG (filed herewith)
23.2	Consent of Conyers Dill & Pearman Limited, Bermuda counsel to the Registrant (included in Exhibit 5.1)
24.1	Power of Attorney (included in the signature page hereof)
99.1	Auris Medical Holding Ltd. Equity Incentive Plan, as amended (incorporated herein by reference to exhibit 99.1 of the Auris Medical Holding Ltd. Registration Statement on Form S-8 filed with the Commission on July 19, 2019)

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